UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2006

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1145 North Road Street Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (252) 334-1511

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 17, 2006, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that it will report financial results before the market opens on Tuesday, October 24, 2006. D. Ben Berry, Chairman and Chief Executive Officer of the Corporation, along with members of the executive team, will provide an overview of third quarter performance and business highlights in a conference call and simultaneous web cast to be held at 10 a.m. E.T. Tuesday, October 24. The webcast can be accessed live via the investor relations page on the Corporation's website, www.gwfh.com. The event will be archived on the Corporation's website for 30 days.

The Bank is a full-service community bank with a total of twenty-four offices - thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, and a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. Visit the Bank's web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 99:    Press release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
October 20, 2006 (Date)	/s/ THEODORE L. SALTER Theodore L. Salter Senior Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated October 17, 2006